EXHIBIT 21.1


                           Subsidiaries of the Company



        The Company owns all of the stock of the following corporations:

                                                        State or Other
                                                         Jurisdiction
                                                      of Incorporation or
         Name                                            Organization

    Pierce Manufacturing Inc.                              Wisconsin
    McNeilus Companies, Inc.                               Minnesota
    Summit Performance Systems, Inc.                       Wisconsin
    Oshkosh Truck Foreign Sales Corporation Inc.      U.S. Virgin Islands



        Pierce Manufacturing, Inc. owns all of the stock of the following corporations:

                                                State or Other Jurisdiction
                                                    of Incorporation or
         Name                                          Organization

    Dover Technologies Inc.                              Wisconsin
    Pierce Manufacturing International Inc.              Barbados



        McNeilus Companies, Inc. owns all of the stock of the following corporations:

                                               State or Other Jurisdiction
         Name                               of Incorporation or Organization

    McNeilus Truck & Manufacturing, Inc.                Minnesota
    Iowa Contract Fabricators, Inc.                       Iowa
    McIntire Fabricators, Inc.                            Iowa
    Kensett Fabricators, Inc.                             Iowa
    McNeilus Financial Services, Inc.                   Minnesota


        McNeilus Truck & Manufacturing, Inc. owns all of the stock of McNeilus Financial, Inc., a Texas corporation.

        McNeilus Financial, Inc. owns all of the stock of Nations Casualty Insurance, Inc., a Vermont corporation.

        McNeilus Financial Services, Inc. owns all of the stock of Oshkosh/McNeilus Financial Services, Inc., a Minnesota corporation.